As filed with the Securities and Exchange Commission on October 22, 2003

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

G&K SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota		41-0449530
(State or other jurisdiction of Incorporation or organization)	5995 Opus Parkway, Suite 500 Minnetonka, Minnesota 55343 Telephone (952) 912-5500 Facsimile (952) 912-5900	(I.R.S. Employer Identification No.)
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey L. Wright
Chief Financial Officer and Secretary
G&K Services, Inc.
5995 Opus Parkway, Suite 500
Minnetonka, Minnesota 55343
(952) 912-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Martin R. Rosenbaum, Esq.
Alan M. Gilbert, Esq.
Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South 7th Street
Minneapolis, Minnesota 55402
Telephone (612) 672-8200
Facsimile (612) 672-8397

     Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering: [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [   ]

CALCULATION OF REGISTRATION FEE (1)

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered (2)	Per Unit (2)	Offering Price (2)	Registration Fee

Class A Common Stock, par value $.50 per share (3), Debt Securities and Securities Warrants	$200,000,000.00	—	$200,000,000.00	$16,180.00

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculation of the registration fee.

(2)	The Registrant is registering an indeterminate number of or total principal amount of securities as may be issued at various times and at indeterminate prices, with a total public offering price not to exceed $200,000,000 or its equivalent in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater amount as will result in net proceeds of $200,000,000 less the dollar amount of any previously issued securities. There are also being registered hereunder an indeterminate number of shares of Class A Common Stock as shall be (a) issuable upon conversion, redemption or exercise of the Debt Securities or Securities Warrants registered hereunder, (b) necessary to adjust the number of shares of Class A Common Stock from time to time reserved for issuance upon such conversion, redemption or exercise in accordance with the anti-dilutive provisions of the Debt Securities and Securities Warrants, and (c) issuable as a result of a stock split, stock dividend or other adjustment to or change in the outstanding shares of Class A Common Stock.

(3)	Associated with the Class A Common Stock are common share purchase rights that will not be exercisable or evidenced separately from the Class A Common Stock prior to the occurrence of certain events.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 22, 2003

Prospectus

G&K SERVICES, INC.

$200,000,000

DEBT SECURITIES
CLASS A COMMON STOCK
SECURITIES WARRANTS

     This prospectus provides you with a general description of equity and debt securities that G&K Services, Inc. may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

     Our Class A Common Stock is quoted on Nasdaq National Market under the symbol “GKSRA”. The mailing address and telephone number of our principal executive office are 5995 Opus Parkway, Suite 500, Minnetonka, Minnesota 55343 and (952) 912-5500.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered by this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                    , 2003

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
PLAN OF DISTRIBUTION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF SECURITIES WARRANTS
LEGAL OPINIONS
EXPERTS
SIGNATURES
EXHIBIT INDEX
EX-1.1 Form of Underwriting Agreement for Debt
EX-1.2 Form of Underwriting Agreement for Stock
EX-4.4 Form of Indenture for Debt Securities
EX-4.5 Form of Debt Security
EX-4.6 Form of Debt Securities Warrant Agreement
EX-4.7 Form of Common Stock Warrant Agreement
EX-4.8 Form of Specimen Certificate for Stock
EX-5 Opinion/Consent of Maslon Edelman Borman
EX-12 Ratio of Earnings to Fixed Charges
EX-23.2 Consent of Ernst & Young LLP

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
CAUTION REGARDING FORWARD-LOOKING STATEMENTS	2
THE COMPANY	3
RISK FACTORS	3
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES	6
PLAN OF DISTRIBUTION	6
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF CAPITAL STOCK	16
DESCRIPTION OF SECURITIES WARRANTS	19
LEGAL OPINIONS	23
EXPERTS	23

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ABOUT THIS PROSPECTUS

     When we refer to “G&K Services,” “our company,” “we,” “our” and “us” in this prospectus, we mean G&K Services, Inc. and its subsidiaries.

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may offer common stock, debt securities, common stock warrants or debt warrants either separately or in units, in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. When we refer in this prospectus to the prospectus supplement, we mean the specific prospectus supplement that applies to the series of securities we are offering to you. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

     The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also access our SEC filings over the Internet at our website at http://www.gkservices.com.

     We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that we sell all of the securities offered by this prospectus:

•	Annual report on Form 10-K for the year ended June 28, 2003 (including information specifically incorporated by reference into our Form 10-K from our 2003 annual report to shareholders and our definitive notice and proxy statement for our 2003 annual meeting of shareholders to be held on November 6, 2003);

•	Current report on Form 8-K filed with the SEC on August 27, 2003;

•	The description of our common stock purchase rights included under the caption “Description of Registrant’s Securities to be Registered” on our Registration Statement on Form 8-A12G,

dated September 19, 2001, including any amendments or reports filed for the purpose of updating such description; and

•	The description of Common Stock included under the caption “Capital Stock to be Registered” in our Registration Statement on Form 8-A, dated October 24, 1969, including any amendments or reports filed for the purpose of updating such description.

     The information in this prospectus about G&K is not comprehensive and you should also read the information in the documents incorporated by reference into this prospectus. Information that we file later with the SEC and that is incorporated by reference into this prospectus will automatically update and supersede information in this prospectus.

     You may request a copy of any or all of the documents incorporated by reference in this prospectus at no cost by contacting us at the following address or telephone number:

Secretary G&K Services, Inc. 5995 Opus Parkway, Suit 500 Minnetonka, Minnesota 55343 (952) 912-5500

     You should rely only on the information included or incorporated by reference in this prospectus or the prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if we also deliver a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the dates on the front of those documents. Information on our Web site is not a part of this prospectus or a prospectus supplement.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents that are and will be incorporated by reference into this prospectus, contain forward-looking statements regarding our plans, expectations, estimates and beliefs. Forward looking statements in this prospectus are typically identified by words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “will,” “may” and other similar expressions. These forward-looking statements may include, among other things, projections of our future financial performance, our anticipated growth and anticipated trends in our businesses. These statements reflect our current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which could be material and adverse. Given that circumstances may change, and new risks to the business may emerge from time to time, having the potential to negatively impact our business in ways we could not anticipate at the time of making a forward-looking statement, you are cautioned not to place undue reliance on these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The important factors that could cause our results to differ include those identified in this prospectus and in the applicable prospectus supplement under the section entitled “Risk Factors,” those discussed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in our 2003 Annual Report to Shareholders and similar sections in the other documents incorporated into this prospectus by reference. We encourage you to read these sections carefully.

THE COMPANY

     G&K Services, Inc., founded in 1902 and headquartered in Minnetonka, Minnesota, is a market leader in providing corporate identity apparel and facility services programs to a wide variety of North American industrial, service and high-technology companies. We rent uniforms and other related products such as floor mats, dust mops, wiping towels, restroom supplies and selected linen items. We also sell uniforms and other apparel items to customers through our direct sale programs. The North American rental market is approximately $6.3 billion in annual sales, while the portion of the direct sales market we target is approximately $4.5-$5.0 billion in size. Our total revenues were $705.6 million during our fiscal year ended June 28, 2003, and our net income for that year was $33.7 million.

RISK FACTORS

     The risk factors below represent those risks that we consider to be material to an investment in our securities and which, if realized, could have material adverse effects on our business, financial condition or results of operations as specifically discussed below. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to purchase our securities. The risks and uncertainties described below are not the only ones we face.

We face intense competition within our industry and our revenue may decrease if we are not able to respond to this competition accordingly.

     Customers in the corporate identity apparel and facility services industry choose suppliers primarily based upon the quality, price and breadth of products offered and the comprehensive nature of the services provided. While we rank among the nation’s largest garment rental suppliers, we encounter competition from a number of companies in the geographic areas we serve. Major competitors include publicly held companies such as ARAMARK (a division of ARAMARK Corporation), Cintas Corporation and Unifirst Corporation. We also compete with a multitude of regional and local competitors that vary by market. If our existing or future competitors seek to gain or retain market share by reducing prices, we may be required to lower our prices, which would adversely affect of our operating results. In addition, our competitors generally compete with us for acquisition candidates, which can increase the price for acquisitions and reduce the number of acquisition candidates available to us.

Implementation of our acquisition strategy may not be successful, which would adversely affect our ability to increase our revenues or our profitability.

     As part of our growth strategy, we intend to continue to actively pursue additional acquisition opportunities. However, as discussed above, we compete with others within our industry for suitable acquisition candidates. This competition may increase the price for acquisitions and reduce the number of acquisition candidates available to us. As a result, acquisition candidates may not be available to us in the future on favorable terms. Even if we are able to acquire businesses on favorable terms, managing growth through acquisition is a difficult process that includes integration and training of personnel, combining plant and operating procedures, and additional matters related to the integration of acquired businesses within our existing organization. Unanticipated issues related to integration may result in additional expense or in disruption to our operations, either of which could negatively impact our ability to achieve anticipated benefits. While we believe we will be able to fully integrate acquired businesses, we can give no assurance that we will be successful in this regard.

Regional or national economic slowdowns and high unemployment levels will likely have an adverse effect on our revenues and operating results.

     National or regional economic slowdowns or certain industry specific slowdowns resulting in higher unemployment levels and overall weak economic conditions generally result in reductions of customers’ employees in uniform that, in turn, adversely affect our revenues. If we are unable to offset this effect through the addition of new customers (through acquisition or otherwise) or the penetration of existing customers with a broader mix of product and service offerings, our revenue growth rates will be negatively impacted. Events or conditions in a particular area, such as adverse weather and other factors, could also hurt operating results. While we do not believe that our exposure is greater than that of our competitors, we could be adversely affected by increases in the prices of fabric, natural gas, gasoline, wages, employee benefits, insurance costs and other components of product cost unless we can recover such increases through increases in the prices for our products and services. Competitive and general economic conditions might limit our ability and that of our competitors to increase prices to cover such increases.

The expenses we incur to comply with environmental regulations, including costs associated with potential environmental remediation, may prove to be significant and could have a material adverse affect on our financial statements.

     Our operations, and those of our competitors in the uniform rental industry, are subject to federal, state and/or local laws regulating the discharge of materials into the environment. This includes discharges into wastewater and air, and the generation, handling, storage, transportation and disposal of waste and hazardous substances. Under these laws, an owner or operator of real estate may be required to pay the costs of removing or remediating hazardous materials located on or emanating from property, whether or not the owner or operator knew of or was responsible for the presence of such hazardous materials.

     We generate waste in connection with our laundry operations, specifically detergent wastewater, wastewater sludge, waste oil and other residues. Some of these wastes are classified as hazardous wastes under applicable environmental laws. We have continued to make significant investments in properly handling and disposing of these wastes and we regularly engage in environmental due diligence when acquiring or leasing new properties. Notwithstanding these efforts, we can give no assurance that locations that have been acquired or leased have been operated in compliance with environmental laws and regulations during prior periods or that future uses or conditions will not subject us to liability under these laws or expose us to third-party actions including tort suits. In addition, since responsible parties under environmental laws typically are jointly and severally liable for any investigation and remediation costs, we may become obligated to contribute material amounts for future remediation that could be greater than the share of waste contributed by us would otherwise indicate. Although the likelihood is considered by our management to be remote, the ultimate liability arising from environmental related matters described herein could result in significant expenditures that, if aggregated and assumed to occur within a single fiscal year, could be material to our financial statements.

If we are unable to preserve positive labor relationships or become the target of corporate labor unionization campaigns, the resulting labor unrest could disrupt our business by impairing our ability to produce and deliver our products.

     At June 28, 2003, our U.S. operations employed 7,336 employees of which approximately 14.4% were represented by labor unions, and our Canadian operations employed 950 employees of which approximately 68.6% were represented by labor unions. Competitors within our industry have been the target of corporate unionization campaigns by multiple labor unions. While our management believes that our domestic and Canadian employee relations are satisfactory, we cannot assure you that we will not experience pressure from labor unions or become the target of campaigns similar to those faced by our competitors. If we do encounter pressure from labor unions, any resulting labor unrest could disrupt our business by impairing our ability to produce and deliver our products. In addition, significant union representation would require us to negotiate the wages, salaries, benefits and other terms with many of our employees collectively and could adversely affect our results by restricting our ability to maximize the efficiency of our operations.

USE OF PROCEEDS

     Unless we otherwise specify in the applicable prospectus, we intend to use the net proceeds from any offering of our securities for working capital, the repayment of indebtedness, to fund certain expenditures in connection with acquisitions and for general corporate purposes. Until the net proceeds have been used, they will be invested in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

Fiscal Year Ended

	June 26, 1999	July 1, 2000	June 30, 2001	June 29, 2002	June 28, 2003

Ratio of Earnings to Fixed Charges	4.3x	4.4x	4.0x	5.0x	4.3x

     For purposes of calculating the ratios of earnings to fixed charges, earnings represent income before income taxes, extraordinary items and fixed charges; and fixed charges represent interest expenses, amortized expenses related to debt and estimated interest portions of operating leases.

PLAN OF DISTRIBUTION

     We may sell the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers, or through a combination of these methods.

     Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

     The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If the prospectus supplement indicates, we will authorize underwriters, dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. The applicable prospectus supplement will specify the conditions of these contracts and the commissions payable for solicitation of the contracts. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

     When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

     Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

DESCRIPTION OF DEBT SECURITIES

     The following briefly summarizes certain general terms and provisions of the debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be unsecured obligations and will be either senior or subordinated debt. The form of indenture, which includes the form of debt securities, has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

     The prospectus supplements will describe the particular terms and provisions of any series of debt securities. Therefore, you should rely on the information in the applicable prospectus supplement, especially when the information in the prospectus supplement is different from the information provided in this summary. The provisions of the prospectus supplement will control to the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary.

     Because the following description is a summary, it does not describe every aspect of the debt securities, and is qualified in its entirety by the detailed information appearing in the applicable prospectus supplement.

General

     The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture. We may issue debt securities from time to time in one or more series. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be unsecured obligations of us and will rank equally with our other unsecured and unsubordinated indebtedness.

     You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature or the method for determining those dates;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if there is any interest, and, if such rate is variable, the manner of calculating interest and the date from which interest will accrue or the method for determining such date or dates;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities and any method by which that portion will be payable;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any events of default or covenants applicable to the debt securities;

•	if applicable, provisions related to the issuance of debt securities in book-entry form;

•	whether the debt securities will be subordinated in right of payment to senior indebtedness and the terms of any such subordination; and

•	any other special terms of the debt securities.

     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

     Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

     The debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to those debt securities.

Payment, Registration, Transfer and Exchange

     Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:

•	by checks mailed by the trustee to the holders of debt securities entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the debt register.

     Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest.

     Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

Book-Entry Procedures

     The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

     Unless debt securities in physical form are issued, the debt securities will be represented by one or more fully registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (DTC), and registered in its name or in the name of Cede & Co., its nominee. No holder of debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

     DTC has advised us that:

•	DTC is:

•	a limited purpose trust company organized under the laws of the state of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

•	any other default on our senior indebtedness occurs and the maturity of any senior indebtedness is accelerated in accordance with its terms;

     unless, in either case:

•	the failure to pay or the acceleration relates to senior indebtedness in an aggregate amount equal to or less than $10 million;

•	the default has been cured or waived or has ceased to exist;

•	the acceleration has been rescinded; or

•	the senior indebtedness has been paid in full.

     A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not limit the right of the holders of the subordinated debt securities to accelerate the maturity as a result of the payment default.

     If any distribution of our assets is made upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to us, the holders of senior indebtedness will be entitled to receive payment in full before the holders of the subordinated debt securities are entitled to receive any payment. Because of this subordination, in the event of insolvency, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

Book-Entry Procedures

     The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

     Unless debt securities in physical form are issued, the debt securities will be represented by one or more fully registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (DTC), and registered in its name or in the name of Cede & Co., its nominee. No holder of debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

     DTC has advised us that:

•	DTC is:

•	a limited purpose trust company organized under the laws of the state of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

10

•	DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

•	DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the debt securities may do so only through DTC participants. In addition, holders of the debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, holders of debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

     DTC participants will be responsible for distributions to holders of debt securities, which distributions will be made in accordance with customary industry practices. Although holders of debt securities will not have possession of the debt securities, the DTC rules provide a mechanism by which those holders will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can act only on behalf of DTC participants, the ability of holders of debt securities to pledge the debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the debt securities may be limited due to the lack of physical certificates for the debt securities.

     Neither we nor the trustee under the applicable indenture nor any agent of either of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only “holder of debt securities,” for purposes of the indenture, will be DTC or its nominee, the trustee will not recognize beneficial holders of debt securities as “holders of debt securities,” and beneficial holders of debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related debt securities are credited.

     All payments we make to the trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

     Physical certificates will be issued to holders of a global security, or their nominees, if:

•	DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor; or

•	we decide in our sole discretion to terminate the book-entry system through DTC.

     In such event, the trustee under the applicable indenture will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of the definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees.

     Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the applicable indenture.

     No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Consolidation, Merger or Sale by G&K Services

     The indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

•	the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

•	immediately after the transaction, no event of default exists.

     Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another corporation if, immediately after the sale, that corporation is one of our wholly-owned subsidiaries.

     If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Events of Default, Notice and Certain Rights on Default

     Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	default under any debt, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indenture, which secures any debt, and which results in acceleration of the maturity of an outstanding principal amount of debt greater than $50 million, unless the acceleration is rescinded, or the debt is discharged, within 10 days after we have received written notice of the default in the manner specified in the indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created.

     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.

     The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

     The indenture requires us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders.

     Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

     The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

     The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series. A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived.

Modification of the Indenture

     We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	if allowed without penalty under applicable laws and regulations, permit payment in respect of debt securities in bearer form in the United States;

•	change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect; or

•	cure any ambiguity or correct any mistake.

     In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions; or

•	change the currency of payment.

     Any supplemental indenture will be filed with the SEC as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	current report on Form 8-K.

Defeasance and Covenant Defeasance

     When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

•	we will be discharged from our obligations for the debt securities of that series, which is referred to as “defeasance”; or

•	we will no longer be under any obligation to comply with certain covenants under the indenture, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.”

     If this happens, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Those holders may look only to the deposited funds or obligations for payment.

     Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•	it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•	certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities:

•	will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance; and

•	will be subject to federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the covenant defeasance had not occurred;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the indenture may impose on us.

     In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

     We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion Rights

     The terms and conditions, if any, upon which the debt securities are convertible into Class A Common Stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of Class A Common Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

DESCRIPTION OF CAPITAL STOCK

General

     The Company has outstanding two classes of voting securities, Class A Common Stock and Class B Common Stock, each having a par value of $0.50 per share. Our certificate of incorporation, as amended, authorizes us to issue up to 430,000,000 shares of capital stock, 400,000,000 of which are classified as Class A Common Stock and 30,000,000 of which are classified as Class B Common Stock. As of September 10, 2003, there were 19,261,815 shares of Class A Common Stock outstanding held by approximately 579 shareholders of record and 1,474,996 shares of Class B Common Stock outstanding held by 11 shareholders of record.

     Our Class A Common Stock is quoted on Nasdaq National Market under the symbol “GKSRA”. Our Class B Common Stock is not registered and no active trading market exists for the Class B Common Stock. The Transfer Agent and Registrar for our Common Stock is Wells Fargo Bank Minnesota, National Association.

     The following description of our Common Stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of the Common Stock, but is not complete. For the complete terms of the Common Stock, please refer to our certificate of incorporation, as amended, our bylaws and our rights agreement, which are incorporated by reference into the registration statement that includes this prospectus. The Company’s Class A and Class B Common Stock are collectively referred to in this prospectus as our “Common Stock.”

     Dividends. Holders of our Common Stock are entitled to receive dividends and distributions, including dividends in cash, stock or other property, as and when declared by our board of directors, subject to any limitations applicable by law. Whenever we pay cash dividends on our Class B Common Stock, each share of Class A Common Stock is entitled to receive a cash dividend at least equal to the per share cash dividend paid on our Class B Common Stock. Whenever we pay dividends or distributions in the form of our stock, only shares of Class A Common Stock will be distributed with respect to the Class A Common Stock and only Class B Common Stock will be distributed with respect to the Class B Common Stock. Except as set forth above, the Class A and Class B Common Stock are equal with respect to dividend rights.

     Voting Rights. Except as otherwise required by law, the holders of our Class A and Class B Common Stock vote together without regard to class on all matters upon which our shareholders are entitled to vote or to which our shareholders are entitled to give their consent. In voting on such matters, each share of Class A Common Stock entitles the holder thereof to cast one (1) vote and each share of Class B Common Stock entitles the holder thereof to cast ten (10) votes. Our shareholders are not entitled to cumulative voting rights.

     As of September 10, 2003, the outstanding shares of Class B Common Stock represented 43.4% of the voting power of the Company. Mr. Richard M. Fink, the Chairman of our board of directors, along with certain of his family members and related partnerships and trusts own 95.4% of these shares.

     Restriction on Transfer of Common Stock. Holders of Class B Common Stock may only transfer their shares to persons that meet the definition of “Permitted Transferees.” These persons include, among others, the holder’s family members (which are deemed to include the holder’s spouse and lineal descendants), trustees of a trust for the benefit of the holder’s family members, and corporations or partnerships owned entirely by the holder and his family members.

     Other than those required by law, there are no restrictions on transferability applicable to the Class A Common Stock.

     Conversion of Class B Common Stock. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at any time at the holder’s option. All shares of Class B Common Stock will automatically convert into shares of Class A Common Stock on a one-for-one basis when there are less than 150,000 shares of Class B Common Stock that remain outstanding.

     Other Rights. Except as set forth above or as otherwise required by law, the holders of our Class A and Class B Common Stock have identical rights, including rights in liquidation. Except for the conversion rights associated with the Class B Common Stock, none of our shareholders have preemptive or other rights to subscribe for, purchase, or receive any additional securities. Neither the Class A nor the Class B Common Stock is subject to redemption. Each outstanding share of Common Stock is, and any shares of Class A Common Stock offered by this prospectus when they are paid for will be, fully paid and nonassessable.

Provisions Related to Takeover Matters.

     Certain provisions of our amended and restated articles of incorporation may deter or delay a change in control of our company and make it more difficult for persons who have acquired a substantial stock interest in our company to effectively exercise control without the consent of our board of directors. In addition, these provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their stock.

     Classified Board; Removal of Directors. Members of our board of directors are divided into three classes and serve staggered three-year terms under Article VI of our amended and restated articles of incorporation. This means that only approximately one-third of our directors are elected at each annual meeting of shareholders and that it would take two years to replace a majority of the directors unless they are removed. Under Article VI of our amended and restated articles of incorporation, our shareholders can remove a director from office during his or her term only if holders of at least 80% of the voting power of our outstanding Class A and Class B Common Stock, voting together as one class, approve the removal. At least 80% of the voting power of our outstanding Class A and Class B Common Stock, voting together as one class, must approve any proposal to amend, modify, or repeal the provisions of our amended and restated articles of incorporation related to the classification, term or removal of directors.

     Shareholder Approval of Transactions with Related Persons. Under Article XIII of our amended and restated articles of incorporation, holders of at least 80% of the voting power of our outstanding Class A and Class B Common Stock, voting together as one class, are required to approve certain transactions between the Company and any holder of 5% or more of our outstanding shares of stock. This supermajority voting requirement does not apply, however, if the transaction is approved by at least 70%

of our directors who were elected prior to the holder’s acquisition of 5% of our outstanding stock.. At least 80% of the voting power of our outstanding Class A and Class B Common Stock, voting together as one class, must approve any proposal to amend, modify, or repeal Article XIII of our amended and restated articles of incorporation.

     Shareholder Rights Plan. On August 30, 2001, our board of directors declared a dividend of one Right (a “Right”) for each outstanding share of Class A and Class B Common Stock to our shareholders of record on September 21, 2001. The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 17, 2001 between the Company and Wells Fargo Bank Minnesota, National Association, as Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

     The Rights are attached implicitly to all of our Class A and Class B Common Stock certificates. Each Right attached to shares of our Class A Common Stock (the “Class A Rights”) entitles its holder to purchase one share of Class A Common Stock at a purchase price of $130.00. Similarly, each Right attached to shares of our Class B Common Stock (the “Class B Rights”) entitles its holder to purchase one share of Class B Common Stock at a purchase price of $130.00.

     The purchase price payable and the number of shares of Common Stock issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of our Common Stock, (ii) upon the grant to holders of our Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of our Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price.

     The Rights will separate from the shares of Class A and Class B Common Stock to which they are attached and become exercisable when a person or group acquires 15% or more of the voting power of the Company or 10 days after a person or group announces or commences a tender offer for shares which represent 15% or more of our voting power. When a person or group acquires 15%, each exercisable Right will entitle its holder (other than the acquiring person or group) to purchase, at the Right’s then-current purchase price, a number of shares of our Class A or Class B Common Stock having a market value equal to twice the purchase price. In addition, if we are acquired in a merger or other business combination transaction after a person has acquired shares representing 15% or more of our voting power, each Right will enable its holders to purchase, at the Right’s then-current purchase price, a number of the acquiring company’s common shares having a market value equal to twice the exercise price.

     Unless and until a Right is exercised, the holder of the Right has no rights, as such, as a shareholder of our company. The rights are redeemable for $.001 per Right, subject to adjustment, at the option of our board of directors at any time prior to a person becoming an Acquiring Person. Our board of directors may also, at any time from and after a person has become an Acquiring Person, exchange one share of Class A Common Stock or Class B Common Stock, as applicable, for each Right held by a shareholder other than the Acquiring Person during such time as the Acquiring Person holds between 15% and 50% of the voting power of the Company. The Rights will expire on September 16, 2011, unless they are redeemed or our board extends the expiration date.

     We adopted the Shareholder Rights Plan in order to ensure the fair treatment of our shareholders in connection with any potential takeover of our company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of our company.

Business Combinations and Control Share Acquisitions under the Minnesota Business Corporation Act

     The Company is governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a corporation acquired in a “control share acquisition” have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a publicly-held Minnesota corporation from engaging in a “business combination” with an “interested shareholder” for a period of four years after the date of transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. “Business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, or 10% or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s voting stock.

DESCRIPTION OF SECURITIES WARRANTS

     This section describes the general terms and provisions of the Securities Warrants (as defined below). The prospectus supplement will describe the specific terms of the Securities Warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those Securities Warrants.

     We may issue warrants for the purchase of Class A Common Stock or Debt Securities (the “Securities Warrants”). Securities Warrants may be issued alone or together with Class A Common Stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a “Securities Warrant Agreement”) between us and a bank or trust company, as warrant agent (the “Securities Warrant Agent”), which will be described in the applicable prospectus supplement. The Securities Warrant Agent will act solely as our agent in connection with the Securities Warrants and will not act as an agent or trustee for any holders of Securities Warrants.

     We have summarized certain terms and conditions of the Securities Warrant Agreements and Securities Warrants in this section. The summary is not complete. The forms of Securities Warrant Agreements and the certificates representing the Securities Warrants (the “Securities Warrant Certificates”) have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of Securities Warrant Agreements and Securities Warrant Certificates for additional information before you buy any Securities Warrants.

General

     If we offer Securities Warrants, the applicable prospectus supplement will describe their terms. If Securities Warrants for the purchase of Debt Securities are offered, the applicable prospectus supplement will describe the terms of such Securities Warrants, including the following if applicable:

•	the offering price;

•	the currencies in which such Securities Warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the Debt Securities that can be purchased if a holder exercises such Securities Warrants;

•	the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of Securities Warrants offered with each Debt Security or share of Class A Common Stock;

•	the date on and after which the holder of such Securities Warrants can transfer them separately from the related Class A Common Stock or series of Debt Securities;

•	the principal amount of the Series of Debt Securities that can be purchased if a holder exercised such Securities Warrant and the price and currencies in which such principal amount may be purchased upon exercise;

•	the date on which the right to exercise such Securities Warrants begins and the date on which such right expires;

•	United States federal income tax consequences; and

•	Any other terms of such Securities Warrants.

Securities Warrants for the purchase of Debt Securities will be in registered form only.

     If Securities Warrants for the purchase of Class A Common Stock are offered, the applicable prospectus supplement will describe the terms of such Securities Warrants, including the following where applicable:

•	the offering price;

•	the total number of shares of Class A Common Stock that can be purchased if a holder exercises such Securities Warrants and the price at which such Class A Common Stock may be purchased upon each exercise;

•	the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of Securities Warrants being offered with each Debt Security or share of Class A Common Stock;

•	the date on and after which the holder of such Securities Warrants can transfer them separately from the related Class A Common Stock or series of Debt Securities;

•	the date on which the right to exercise such Securities Warrants begins and the date on which such right expires;

•	United States federal income tax consequences; and

•	Any other terms of such Securities Warrants.

Securities Warrants for the purchase of Class A Common Stock will be in registered form only.

     A holder of Securities Warrant Certificates may:

•	exchange them for new certificates of different denominations,

•	present them for registration of transfer, and

•	exercise them at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable prospectus supplement.

     Until any Securities Warrants to purchase Debt Securities are exercised, the holder of such Securities Warrants will not have any of the rights of holders of the Debt Securities that can be purchased upon exercise, including the right to receive payments of principal, premium or interest on the underlying Debt Securities or to enforce covenants in the Indenture. Until any Securities Warrants to purchase Class A Common Stock are exercised, holders of such Securities Warrants will not have any rights of holders of the underlying Class A Common Stock, including the right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

     Each holder of a Securities Warrant is entitled to purchase the principal amount of Debt Securities or number of shares of Class A Common Stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised Securities Warrants will become void.

     A holder of Securities Warrants may exercise them by following the general procedure outlined below:

•	delivering to the Securities Warrant Agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the Securities Warrant Certificate representing the Securities Warrants; and

•	delivering the Securities Warrant Certificate representing the Securities Warrants to the Securities Warrant Agent within five business days of the Securities Warrant Agent receiving payment of the exercise price.

     If you comply with the procedures described above, your Securities Warrants will be considered to have been exercised when the Securities Warrant Agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the Debt Securities or Common Stock that you purchased upon exercise. If you exercise fewer than all of the Securities Warrants represented by a Securities Warrant Certificate, a new Securities Warrant Certificate will be issued to you for the unexercised amount of Securities Warrants. Holders of Securities Warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the Securities Warrants.

Amendments and Supplements to Securities Warrant Agreements

     We may amend or supplement a Securities Warrant Agreement without the consent of the holders of the applicable Securities Warrants if the changes are not inconsistent with the provisions of the Securities Warrants and do not materially adversely affect the interests of the holders of the Securities Warrants. We, along with the Securities Warrant Agent, may also modify or amend a Securities Warrant Agreement and the terms of the Securities Warrants if a majority of the then outstanding unexercised Securities Warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the Securities Warrants may be made without the consent of each holder affected by the modification or amendment.

Class A Common Stock Warrant Adjustment

     Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of Class A Common Stock covered by, a Class A Common Stock Warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the Class A Common Stock;

•	if we subdivide, reclassify or combine the Class A Common Stock;

•	if we issue rights or warrants to all holders of Class A Common Stock entitling them to purchase Class A Common Stock at less than the current market price; or

•	if we distribute to all holders of Class A Common Stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or rights or warrants, excluding those referred to above.

     Except as stated above, the exercise price and number of shares of Class A Common Stock covered by a Common Stock Warrant will not be adjusted if we issue Class A Common Stock or any securities convertible into or exchangeable for Class A Common Stock, or securities carrying the right to purchase Common Stock or securities convertible into or exchangeable for Class A Common Stock.

     Holders of Common Stock Warrants may have additional rights under the following circumstances:

•	a reclassification or change of the Common Stock;

•	a consolidation or merger involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

     If one of the above transactions occurs and holders of our Class A Common Stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for such Class A Common Stock, the holders of the Class A Common Stock Warrants then outstanding will be entitled to receive upon exercise of their Class A Common Stock Warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their Class A Common Stock Warrants immediately before the transaction.

LEGAL OPINIONS

     Maslon Edelman Borman and Brand, LLP will issue an opinion about the legality of the securities offered by this prospectus. Any underwriters will be represented by their own legal counsel. Mr. Neil I. Sell, a partner of Maslon Edelman Borman and Brand, LLP, serves as our Assistant Secretary and Assistant Treasurer.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule for the years ended June 28, 2003 and June 29, 2002, which consolidated financial statements and schedule are incorporated by reference or included in our Annual Report on Form 10-K for the year ended June 28, 2003, as set forth in their reports thereon incorporated by reference or included therein and incorporated by reference into this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

     Our consolidated financial statements and schedule for the year ended June 30, 2001 appearing in our Annual Report on Form 10-K for the year ended June 28, 2003 have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report thereon included therein and incorporated by reference into this prospectus and elsewhere in the registration statement. Representatives of Arthur Andersen LLP are not available to provide the consent required for the incorporation of their report by reference into this prospectus and elsewhere in the registration statement, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the securities being registered. All such fees and expenses will be borne by us.

Registration Fee	$16,180
Accounting Fees and Expenses*	25,000
Legal Fees and Expenses*	50,000
Printing Fees*	10,000
Rating Agency Fees*	25,000
Trustee Fees and Expenses*	10,000
Fees of Transfer Agent and Registrar*	15,000
Miscellaneous*	8,820

Total*	$160,000

*	Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We are subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same act or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3 requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

     As contemplated by Section 302A.521, Article VII of our amended and restated articles of incorporation provides that no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director’s duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for obligations under Minnesota Statutes Sections 302A.559 or 80A.23; or (iv) any transaction from which the director derived an improper personal benefit. In addition, Article VII of our amended and restated articles of incorporation provides that we will indemnify and hold harmless our directors and officers to the fullest extent authorized by the Corporation Act for all expense, liability and loss reasonably incurred or suffered in connection with an action, suit or proceeding involving such officers or directors by reason of the fact they are or were directors or officers of the Company.

     Section 302A.521, Subd. 7 provides that we may purchase and maintain insurance on behalf of our officers, directors employees and agents, against any liability asserted against and incurred by such persons in such capacities. We have obtained insurance covering our officers and directors against losses and insuring us against certain of our obligations to indemnify our officers and directors.

     Pursuant to the terms of forms of underwriting agreements and form of distribution agreement filed as Exhibits 1(a), 1(b), 1(c) and 1(d) to this registration statement, the underwriters will agree to indemnify the directors and officers of the registrant against certain civil liabilities that they may incur under the Securities Act of 1933 in connection with this registration statement and the related prospectus and applicable prospectus supplement.

     The registrant also maintains a director and officer insurance policy to cover the registrant, its directors and its officers against certain liabilities.

ITEM 16. EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

1.1	Form of Underwriting Agreement for Debt Securities
1.2	Form of Underwriting Agreement for Class A Common Stock
4.1	Amended and Restated Articles of Incorporation(1)
4.2	Amended and Restated Bylaws(2)
4.3	Rights Agreement dated as of September 17, 2001 between the Company and Wells Fargo Bank Minnesota, National Association, as Rights Agent.(3)
4.4	Form of Indenture for Debt Securities
4.5	Form of Debt Security
4.6	Form of Debt Securities Warrant Agreement
4.7	Form of Class A Common Stock Warrant Agreement
4.8	Form of Specimen Certificate for Class A Common Stock
5	Opinion of Maslon Edelman Borman & Brand, LLP
12	Calculation of Ratio of Earnings to Fixed Charges
23.1	Consent of Maslon Edelman Borman & Brand, LLP (included as a part of Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Powers of Attorney (included with signature page)
25.1	Statement of Eligibility of Trustee for Debt Securities on Form T-1(4)

(1)	Incorporated by reference to Exhibit 3(i) to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2001 (File No. 0-4063).

(2)	Incorporated by reference to Exhibit 3(ii) to the registrant’s Quarterly Report on Form 10-Q for the quarter Ended September 29, 2001 (File No. 0-4063).

(3)	Incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 10-K dated September 17, 2001 (File No. 0-4063).

(4)	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act.

ITEM 17. UNDERTAKINGS

     (a)       The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)       That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (e)       That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f)       The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 22, 2003.

G&K SERVICES, INC

By: /s/ Thomas R. Moberly

Thomas R. Moberly, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of G&K Services, Inc., a Minnesota corporation (the “Corporation”), does hereby make, constitute and appoint Richard M. Fink and Jeffrey L. Wright, or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Corporation to one or more Registration Statements, on Form S-3, or other applicable forms, and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the Securities and Exchange Commission (“SEC”) in connection with the registration under the Securities Act of 1933, as amended, of debt securities or other securities of the Corporation, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

     The undersigned also grants to said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 22nd day of October, 2003, by the following persons in the capacities indicated:

Name	Title

/s/ Richard M. Fink Richard M. Fink	Chairman of the Board and Director

/s/ Thomas R. Moberly Thomas R. Moberly	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jeffrey L. Wright Jeffrey L. Wright	Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ Michael F. Woodard Michael F. Woodard	Controller (Principal Accounting Officer)

Name	Title

/s/ Michael G. Allen Michael G. Allen	Director

/s/ Paul Baszucki Paul Baszucki	Director

/s/ Wayne M. Fortun Wayne M. Fortun	Director

/s/ Donald W. Goldfus Donald W. Goldfus	Director

William Hope	Director

/s/ M. Lenny Pippin M. Lenny Pippin	Director

/s/ D. R. Verdoorn D.R. Verdoorn	Director

EXHIBIT INDEX

1.1	Form of Underwriting Agreement for Debt Securities
1.2	Form of Underwriting Agreement for Class A Common Stock
4.1	Amended and Restated Articles of Incorporation(1)
4.2	Amended and Restated Bylaws(2)
4.3	Rights Agreement dated as of September 17, 2001 between the Company and Wells Fargo Bank Minnesota, National Association, as Rights Agent.(3)
4.4	Form of Indenture for Debt Securities
4.5	Form of Debt Security
4.6	Form of Debt Securities Warrant Agreement
4.7	Form of Common Stock Warrant Agreement
4.8	Form of Specimen Certificate for Class A Common Stock
5	Opinion of Maslon Edelman Borman & Brand, LLP
12	Calculation of Ratio of Earnings to Fixed Charges
23.1	Consent of Maslon Edelman Borman & Brand, LLP (included as a part of Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Powers of Attorney (included with signature page)
25.1	Statement of Eligibility of Trustee for Debt Securities on Form T-1(4)

(1)	Incorporated by reference to Exhibit 3(i) to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2001 (File No. 0-4063).

(2)	Incorporated by reference to Exhibit 3(ii) to the registrant’s Quarterly Report on Form 10-Q for the quarter Ended September 29, 2001 (File No. 0-4063).

(3)	Incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 10-K dated September 17, 2001 (File No. 0-4063).

(4)	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act..